                                                                    Exhibit 13.6



Independent Auditors' Report and Consolidated Financial Statements of


IVANHOE MINES LTD.


December 31, 2002 and  2001

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Ivanhoe Mines Ltd.

We have audited the consolidated balance sheets of Ivanhoe Mines Ltd. as at December 31, 2002 and 2001 and the consolidated statements of operations, shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations, changes in its shareholders' equity and its cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.

(SIGNED) DELOITTE & TOUCHE LLP

Chartered Accountants
Vancouver, British Columbia
March 14, 2003


COMMENTS BY INDEPENDENT AUDITORS ON CANADA - UNITED STATES OF AMERICA REPORTING DIFFERENCES

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company's financial statements, such as the changes described in Note 3 to the consolidated financial statements. Our report to the shareholders dated March 14, 2003 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the changes are properly accounted for and adequately disclosed in the financial statements.

In the United States of America, reporting standards for auditors also require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events such as those described in Note 4 to the consolidated financial statements. Our report to the shareholders dated March 14, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditor's report when these are adequately disclosed in the financial statements.

(SIGNED) DELOITTE & TOUCHE LLP

Chartered Accountants
Vancouver, Canada
March 14, 2003

IVANHOE MINES LTD.
CONSOLIDATED BALANCE SHEETS
(STATED IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                                     December 31,
                                                                                -------------------------
ASSETS                                                                             2002            2001
                                                                                ---------       ---------
CURRENT
   Cash (Note 6)                                                                $  46,912       $  25,805
   Accounts receivable (Note 7)                                                     3,425           2,423
   Inventories (Note 8)                                                            22,935          22,309
   Prepaid expenses                                                                 1,971           1,333
   Future income taxes (Note 16)                                                       --           4,635
                                                                                ---------       ---------
                                                                                   75,243          56,505
INVESTMENTS (Note 9)                                                               15,537           4,823
MINING PROPERTY, PLANT AND EQUIPMENT (Note 10)                                    166,500         180,744
OTHER MINERAL PROPERTY INTERESTS (Note 11)                                          6,748             687
OTHER CAPITAL ASSETS (Note 12)                                                      3,481             763
FUTURE INCOME TAXES (Note 16)                                                       1,041           2,440
OTHER ASSETS (Note 13)                                                              3,004           1,870
                                                                                ---------       ---------
                                                                                $ 271,554       $ 247,832
                                                                                =========       =========

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities                                     $  29,174       $  15,187
   Accrued loss on foreign exchange contract (Note 15 (b))                             --          15,450
   Current portion of long-term debt (Note 15)                                     23,766          20,133
                                                                                ---------       ---------
                                                                                   52,940          50,770
LOANS PAYABLE TO RELATED PARTIES (Note 14)                                          5,088           4,696
LONG-TERM DEBT (Note 15)                                                            5,534          41,837
FUTURE INCOME TAXES (Note 16)                                                      12,642          13,731
OTHER LIABILITIES (Note 17)                                                         6,358           6,627
                                                                                ---------       ---------
                                                                                   82,562         117,661
                                                                                ---------       ---------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 18)
   Authorized
     Unlimited number of preferred shares without par value
     Unlimited number of common shares without par value
   Issued and outstanding
     205,163,382 (2001 - 171,158,484) common shares                               522,199         460,389
SPECIAL WARRANTS (Note 25 (b))                                                     26,516              --
ADDITIONAL PAID-IN CAPITAL                                                          1,508           1,697
CONTRIBUTED SURPLUS                                                                 3,520              --
DEFICIT                                                                          (364,751)       (331,915)
                                                                                ---------       ---------
                                                                                  188,992         130,171
                                                                                ---------       ---------
                                                                                $ 271,554       $ 247,832
                                                                                =========       =========

COMMITMENTS (Note 23)

IVANHOE MINES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                                         Years ended December 31,
                                                                        -------------------------
                                                                           2002            2001
                                                                        ---------       ---------
REVENUE                                                                 $  87,121       $  75,334
COST OF OPERATIONS                                                        (64,124)        (52,836)
DEPRECIATION AND DEPLETION                                                (11,540)        (12,545)
                                                                        ---------       ---------
OPERATING PROFIT                                                           11,457           9,953
EXPENSES
   General and administrative                                             (12,426)         (6,163)
   Interest on long-term debt                                              (3,867)         (9,929)
   Exploration                                                            (33,934)         (7,192)
   Depreciation                                                              (839)           (145)
   Write-down of inventories (Note 8)                                      (1,049)         (2,584)
                                                                        ---------       ---------
LOSS BEFORE THE FOLLOWING                                                 (40,658)        (16,060)
                                                                        ---------       ---------

OTHER INCOME (EXPENSES)
   Interest income                                                          1,101           1,220
   Foreign exchange gains (losses)                                          2,208          (7,669)
   Mining property shut-down costs (Note 10)                               (2,995)         (3,744)
   Share of loss of significantly influenced investee (Note 9 (a))           (847)             --
   Gain on settlement of debt (Note 15 (b))                                32,466              --
   Write-down of carrying values of other assets (Note 19)                (19,890)        (59,192)
   Other (Note 9 (b))                                                       2,641             520
                                                                        ---------       ---------
                                                                           14,684         (68,865)
                                                                        ---------       ---------
LOSS BEFORE INCOME AND CAPITAL TAXES                                      (25,974)        (84,925)
(Provision for) recovery of income and capital taxes (Note 16)             (4,259)            (73)
                                                                        ---------       ---------
NET LOSS                                                                $ (30,233)      $ (84,998)
                                                                        =========       =========

BASIC AND DILUTED LOSS PER SHARE                                        $   (0.16)      $   (0.66)
                                                                        =========       =========
WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING (000's)                                                    194,551         128,866
                                                                        =========       =========

IVANHOE MINES LTD.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(STATED IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                      Share Capital
                               -------------------------                  Additional
                                  Number                     Special       Paid-In      Contributed
                                of Shares       Amount       Warrants      Capital        Surplus        Deficit         Total
                               -----------   -----------   -----------   -----------    -----------    -----------    -----------
Balances, December 31, 2000    124,849,053   $   414,489   $        --   $    10,375    $        --    $  (246,917)   $   177,947
Shares issued for:
  Private placement             15,227,139        16,349            --            --             --             --         16,349
  Exercise of stock options        371,500           325            --           (53)            --             --            272
  Share purchase plan               85,792            66            --            --             --             --             66
  Conversion of loans
    payable to related
    parties                     30,625,000        29,160            --        (8,625)            --             --         20,535

Net loss                                --            --            --            --             --        (84,998)       (84,998)
                               -----------   -----------   -----------   -----------    -----------    -----------    -----------
Balances, December 31, 2001    171,158,484       460,389            --         1,697             --       (331,915)       130,171
Effect of accounting change
 (Note 3 (a))                           --            --            --            --          2,603         (2,603)            --
Shares issued for:
  Private placements            29,385,164        53,811            --            --             --             --         53,811
  Exercise of stock options      1,906,775         2,491            --          (189)          (698)            --          1,604
  Share purchase plan               50,321            91            --            --             --             --             91
  Acquisition of investments
    (Note 9)
    Pacific Minerals Inc.        2,374,960         4,818            --            --             --             --          4,818
    Intec Ltd.                     287,678           599            --            --             --             --            599
Special Warrants issued
    (Note 25 (b))                                               26,516            --             --             --         26,516
Stock compensation charged
   to operations                        --            --            --            --          1,615             --          1,615

Net loss                                --            --            --            --             --        (30,233)       (30,233)
                               -----------   -----------   -----------   -----------    -----------    -----------    -----------
Balances, December 31, 2002    205,163,382   $   522,199   $    26,516   $     1,508    $     3,520    $  (364,751)   $   188,992
                               ===========   ===========   ===========   ===========    ===========    ===========    ===========

IVANHOE MINES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(STATED IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------

                                                                            Years ended December 31,
                                                                            ------------------------
                                                                               2002          2001
                                                                            --------       ---------
OPERATING ACTIVITIES
  Net loss                                                                  $(30,233)      $(84,998)
  Items not involving use of cash
    Depreciation and depletion                                                12,379         12,690
    Non-cash stock based compensation                                          1,615             --
    Non-cash interest expense                                                    392          5,803
    Write-down of inventories                                                  1,049          2,584
    Unrealized foreign exchange (gains) losses                                (8,221)         3,107
    Share of loss of significantly influenced investee                           847             --
    Gain on settlement of debt                                               (32,466)            --
    Write-down of carrying values of other assets                             19,890         59,192
    Non-cash recovery of bad debt                                             (1,248)            --
    Gain on sale of investments                                                 (508)          (171)
    Future income taxes                                                        3,951            168
    Increase in non-current portion of royalty payable                           418            413
    Provision for employee entitlements                                          959            346
    Provision for future waste mining costs                                   (1,072)          (236)
    Provision for mine reclamation obligations                                   936            343
                                                                            --------       --------
                                                                             (31,312)          (759)
  Net change in non-cash operating working capital items (Note 21 (a))         6,671        (12,486)
                                                                            --------       --------
                                                                             (24,641)       (13,245)
                                                                            --------       --------

INVESTING ACTIVITIES
  Expenditures on mining property, plant and equipment                       (18,641)       (11,487)
  Expenditures on other mineral property interests                            (1,142)            --
  Expenditures on other capital assets                                        (3,557)          (269)
  Purchase of investments                                                     (6,288)            --
  Proceeds from sale of investments                                               10            429
  Other                                                                          (62)           (16)
                                                                            --------       --------
                                                                             (29,680)       (11,343)
                                                                            --------       --------

FINANCING ACTIVITIES
  Issue of share capital                                                      55,506         16,687
  Issue of special warrants                                                   26,516             --
  Proceeds from long-term debt                                                10,306          3,671
  Repayment of long-term debt                                                (16,900)       (10,338)
                                                                            --------       --------
                                                                              75,428         10,020
                                                                            --------       --------
NET CASH INFLOW (OUTFLOW)                                                     21,107        (14,568)
CASH, BEGINNING OF YEAR                                                       25,805         40,373
                                                                            --------       --------
CASH, END OF YEAR                                                           $ 46,912       $ 25,805
                                                                            ========       ========

CASH IS COMPRISED OF:
  Cash on hand and demand deposits                                          $ 11,870       $ 17,700
  Time deposits
    Restricted                                                                 5,467          4,850
  Short-term money market instruments
    Restricted                                                                 6,000          2,000
    Unrestricted                                                              23,575          1,255
                                                                            --------       --------
                                                                            $ 46,912       $ 25,805
                                                                            ========       ========

SUPPLEMENTARY INFORMATION (Note 21 (b) and (c))

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


1.   NATURE OF OPERATIONS

     Ivanhoe Mines Ltd. (the "Company"), together with its subsidiaries and joint venture (collectively referred to as "Ivanhoe Mines"), is an international mineral exploration and development company holding interests in mineral resource projects principally in Southeast and Central Asia and Australia.


2.   SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). In the case of the Company, Canadian GAAP differs in certain respects from accounting principles generally accepted in the United States ("US GAAP") as explained in Note 26. The significant accounting policies used in these consolidated financial statements are as follows:

     (a)  Principles of consolidation

          These consolidated financial statements include the accounts of the Company and all of its subsidiaries. The principal subsidiaries of the Company are ABM Mining Limited (Yukon, Canada), Ivanhoe Mines Mongolia Inc. (B.V.I.), Korea Gold Mines Limited (Malta), Ivanhoe Myanmar Holdings Limited (Myanmar) and their respective subsidiaries, and Bakyrchik Mining Venture (Kazakhstan) (70% owned). ABM Mining Limited and its subsidiaries are individually and collectively referred to in these financial statements as "ABM".

          Ivanhoe Mines' investment in Myanmar Ivanhoe Copper Company Limited ("JVCo") (Myanmar) (50% owned), which is subject to joint control, is consolidated on a proportionate basis whereby the Company includes in these consolidated financial statements its proportionate share of the assets, liabilities, revenues and expenses of JVCo.

          All intercompany transactions and balances have been eliminated.

     (b)  Accounting estimates

          Generally accepted accounting principles require management to make assumptions and estimates that affect the reported amounts and other disclosures in these consolidated financial statements. Actual results may differ from those estimates.

          Significant estimates used in the preparation of these consolidated financial statements include, amongst other things, the recoverability of accounts receivable, future income tax assets and investments, the quantities of copper in heap and circuit, the proven and probable ore reserves, the estimated recoverable tonnes of ore, the estimated net realizable value of metals inventories, the expected economic lives of and the estimated future operating results and net cash flows from mining property, plant and equipment, and the anticipated reclamation costs of mine sites.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (c)  Foreign currencies

          The Company considers the U.S. dollar to be its functional currency as it is the currency of the primary economic environment in which the Company and its foreign subsidiaries operate. Accordingly, monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating the exchange rates in effect at the time of the transactions. All exchange gains and losses are included in operations.

     (d)  Cash

          Cash includes short-term money market instruments with terms to maturity, at the date of acquisition, not exceeding ninety days.

     (e)  Inventories

          Metals inventories are valued at the lower of the weighted average cost of production and net realizable value.

          Mine stores and supplies are valued at the lower of the weighted average cost, less allowances for obsolescence, and replacement cost.

     (f)  Investments

          Investments in companies 20% to 50% owned, where Ivanhoe Mines has the ability to exercise significant influence, are accounted for using the equity method. Under this method, Ivanhoe Mines' share of their earnings and losses is included in operations and its investments therein are adjusted by a like amount. Dividends received are credited to the investment accounts.

          The remaining investments are accounted for using the cost method, whereby income is included in operations when received or receivable.

          Provisions for impairment of investments are made, where necessary, to recognize other than temporary declines in value.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TUBULAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (g)  Mining property, plant and equipment and other capital assets

          Mining property, plant and equipment and other capital assets are carried at cost (including development and preproduction costs, capitalized interest, other financing costs and all direct administrative support costs incurred during the construction period, net of cost recoveries and incidental revenues) less accumulated depletion and depreciation including write-downs. Following the construction period, interest, other financing costs and administrative costs are expensed as incurred.

          On the commencement of commercial production, depletion of each mining property is provided on the unit-of-production basis using estimated proven and probable reserves as the depletion basis. The mining plant and equipment and other capital assets are depreciated, following the commencement of commercial production, over their expected economic lives using either the unit-of-production method or the straight-line method (over three to fifteen years), as appropriate.

          Capital projects in progress are not depreciated until the capital asset has been put into operation.

          Mining costs associated with waste rock removal are deferred or accrued, as appropriate, and charged to operations on the basis of the average stripping ratio for each mine area. The average stripping ratio is calculated as the ratio of the tonnes of waste material estimated to be mined to the estimated recoverable tonnes of metals from that mine area.

          Ivanhoe Mines reviews the carrying values of its mining property, plant and equipment on a regular basis, primarily by reference to estimated future operating results and undiscounted net cash flows. When the carrying values of these assets exceed their estimated net recoverable amounts, an impairment provision is made for the other than temporary decline in value.

     (h)  Other mineral property interests

          All direct costs related to the acquisition of other mineral property interests are capitalized by property. Exploration costs are charged to operations in the period incurred until such time as it has been determined that a property has economically recoverable reserves, in which case subsequent exploration costs and the costs incurred to develop a property are capitalized. Exploration costs include value-added taxes incurred in foreign jurisdictions when recoverability of those taxes is uncertain.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (h)  Other mineral property interests (continued)

          Gains and losses are recognized on property dispositions when the value of the consideration received exceeds or is less than, respectively, the carrying value of the property. Partial dispositions or option proceeds with respect to undeveloped properties are credited against the cost of the related property except that, when the proceeds exceed the cost, the excess is credited to operations. The aggregate costs related to abandoned properties are charged to operations.

          Ivanhoe Mines reviews the carrying values of its other mineral property interests on a regular basis by reference to the project economics, including the timing of the exploration and/or development work, the work programs and exploration results experienced by Ivanhoe Mines and others. When the carrying value of a property exceeds its estimated net recoverable amount, an impairment provision is made for the other than temporary decline in value.

          Certain of Ivanhoe Mines' exploration activities are conducted jointly with others. These consolidated financial statements reflect only Ivanhoe Mines' interests in such activities.

     (i)  Environmental protection practices

          Ivanhoe Mines is subject to the laws and regulations relating to environmental matters in the jurisdictions in which it operates, including provisions relating to property reclamation, discharge of hazardous material and other matters.

          Environmental obligations for the mining activities of ABM at Savage River have been specifically addressed in the Goldamere Act passed by the Tasmanian Parliament. Under this Act, the Tasmanian Government covenants to indemnify Ivanhoe Mines from any environmental claims arising out of operations of the Savage River Project prior to acquisition by ABM.

     (j)  Future mine reclamation costs

          Ivanhoe Mines reviews, from time to time, the anticipated costs associated with the reclamation of mine sites. These costs are accrued and charged to operations over the estimated life of each mine using the unit-of-production method based on proven and probable reserves.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (k)  Revenue recognition

          Revenue from the sale of metals is recognized, net of related royalties and sales commissions, when: (i) persuasive evidence of an arrangement exists; (ii) the risks and rewards of ownership pass to the purchaser including delivery of the product; (iii) the selling price is fixed or determinable, and (iv) collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

     (l)  Stock-based compensation

          The Company has an Employees' and Directors' Equity Incentive Plan which is disclosed in Note 18. The Company accounts for its grants under that Plan using the fair value based method of accounting for stock-based compensation. Accordingly, the fair value of the options at the date of grant is accrued and charged to operations, with an offsetting credit to contributed surplus, on a straight-line basis over the vesting period. In situations where Ivanhoe Mines grants stock options in connection with a business acquisition, the fair value of the options at the date of grant is included in the cost of the acquisition, with an offsetting credit to additional paid-in capital. If and when the stock options are ultimately exercised, the applicable amounts of additional paid-in capital and contributed surplus are transferred to share capital.

     (m)  Commodity and foreign exchange contracts

          Ivanhoe Mines uses, from time to time, forward sales and option contracts to effectively provide a minimum sales price for a portion of metals inventories and future production. Gains or losses on these contracts are recognized in revenues when the related product is sold.

          Ivanhoe Mines also uses, from time to time, forward currency contracts that are not designated as a hedge. Unrealized gains and losses on these contracts are included in operations.

     (n)  Income taxes

          Future income tax assets and liabilities are computed based on differences between the carrying amounts of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted or substantially enacted, as applicable, income tax rates at each balance sheet date. Future income tax assets also result from unused loss carry-forwards and other deductions. The valuation of future income tax assets is reviewed quarterly and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (o)  Loss per share

          The basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. The diluted loss per share reflects the potential dilution of common share equivalents, such as outstanding stock options, in the weighted average number of common shares outstanding during the year, if dilutive. For this purpose, the "treasury stock method" is used for the assumed proceeds upon the exercise of stock options that are used to purchase common shares at the average market price during the year.

     (p)  Comparative figures

          Certain of the comparative figures have been reclassified to conform with the presentation as at and for the year ended December 31, 2002.


3.   ACCOUNTING CHANGES

     (a) In 2002, the Company adopted the new accounting recommendations of The Canadian Institute of Chartered Accountants (the "CICA") with respect to stock-based compensation and other stock-based payments. These recommendations established standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments in exchange for goods and services. In 2001 and prior years, no stock-based compensation expense was recognized when share options were granted to employees and directors. The Company has adopted the fair value based method of accounting for stock-based compensation, as described in Note 2 (l). This change has been applied retroactively; however, financial statement amounts for 2001 and prior years have not been restated. The effect of this change was to increase the deficit as at January 1, 2002 by $2,603,000 and to increase the net loss for the year ended December 31, 2002 by $1,615,000 ($0.01 per share).

     (b) In 2001, the Company adopted the new accounting recommendations of the CICA with respect to the loss per share, as described in Note 2 (o). In prior years, the computation of the fully diluted loss per share used the imputed earnings approach for determining the common share equivalents with respect to outstanding stock options to be included in the weighted average number of common shares outstanding. This change did not have any effect on the basic and diluted loss per share for 2002 and 2001.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


3.   ACCOUNTING CHANGES (CONTINUED)

     (c) In 2001, the Company also adopted the new accounting recommendations of the CICA with respect to foreign currency translation, as described in Note 2 (c). Prior to 2001, the unrealized exchange gains or losses relating to term debt denominated in foreign currencies were deferred and amortized over the remaining term of the underlying debt. These exchange gains or losses are now included in operations. This change has resulted in a decrease in the net loss for the year ended December 31, 2001 of $2,150,000 ($0.02 per share).


4.   INVESTMENT IN ABM

     ABM will likely need to supplement its anticipated cash flow from the Savage River operations with additional capital from external sources in order to cover expected operating costs. The extent of the funding shortfall will largely depend upon fluctuations in foreign currency exchange rates and ABM's ability to attract new customers. A number of options are currently being considered by ABM in order to meet the anticipated cash flow shortfalls and to mitigate the foreign currency risks, including arranging a credit facility with a third party lender and new currency hedging arrangements. There can be no assurance that ABM will be able to make suitable external financing arrangements. However, a failure to do so will have an adverse effect on ABM's ability to continue as a going concern.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


4.   INVESTMENT IN ABM (CONTINUED)

     The following is a summary of the carrying values of the Savage River operation's assets and liabilities as at December 31, 2002, which are included in these financial statements:

     ASSETS
     Current
        Cash                                                             $ 5,979
        Accounts receivable                                                1,778
        Inventories                                                       14,940
        Prepaid expenses                                                     556
                                                                         -------
                                                                          23,253
     Mining property, plant and equipment (Note 10)                       35,602
                                                                         -------
                                                                         $58,855
                                                                         =======

     LIABILITIES
     Current
        Accounts payable and accrued liabilities                         $10,924
        Current portion of long-term debt                                  1,266
                                                                         -------
                                                                          12,190
     Loans payable to related parties (non-recourse to the Company)        5,088
     Long-term debt (non-recourse to the Company)                          5,534
     Future income taxes                                                     978
     Other liabilities                                                     3,654
                                                                         -------
                                                                          27,444
                                                                         -------
     INVESTMENT IN ABM ELIMINATED ON CONSOLIDATION                       $31,411
                                                                         =======


5.   JOINT VENTURE

     Ivanhoe Mines has a 50% interest in JVCo, a joint venture formed to develop open-pit copper mining operations at Monywa in the Union of Myanmar. JVCo has a term, with respect to each deposit, of twenty years from the date of commercial production, which is renewable in certain circumstances for an additional five years.

     JVCo completed construction of a mining complex in 1998 to develop the Sabetaung and Kyisintaung ("S&K") deposits within the Monywa Copper Project. Commercial production from these deposits commenced during the first quarter of 1999.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


5.   JOINT VENTURE (CONTINUED)

     These consolidated financial statements include Ivanhoe Mines' proportionate share of JVCo's assets, liabilities, revenues, expenses, net income and cash flows as follows:

                                                                December 31,
                                                         -------------------------
                                                            2002            2001
                                                         ---------       ---------
     Current assets                                      $  12,902       $  14,998
     Capital assets                                        130,898         132,177
     Other assets                                            1,680           1,420
     Current liabilities                                   (27,309)        (12,080)
     Other liabilities                                     (13,448)        (12,507)
     Long-term debt                                             --         (22,500)
     Retained earnings                                     (12,050)         (9,093)
                                                         ---------       ---------
     Investment in JVCo eliminated on consolidation      $  92,673       $  92,415
                                                         =========       =========

                                                         Years ended December 31,
                                                         ------------------------
                                                            2002            2001
                                                         --------        --------
     Revenues                                            $ 20,227        $ 19,556
     Expenses                                             (17,270)        (17,043)
                                                         --------        --------
     Net income                                          $  2,957        $  2,513
                                                         ========        ========

     Cash flows
        From operating activities                        $  7,388        $  8,183
        For investing activities                           (3,410)         (3,335)
        For financing activities                           (7,500)         (7,500)
                                                         --------        --------
                                                         $ (3,522)       $ (2,652)
                                                         ========        ========

     Ivanhoe Mines investment in JVCo includes costs incurred with respect to JVCo's Monywa Copper Project in Myanmar in excess of its equity contribution of $28,001,000 to JVCo. These costs have been allocated to capital assets.

     JVCo has been granted certain exemptions and relief from income taxes payable under the laws of Myanmar including, amongst other things, an exemption from income taxes for a period of four consecutive years commencing on January 1, 1999, the date of commencement of commercial production. JVCo may also apply to the appropriate authority in Myanmar for certain other exemptions following the four-year tax holiday period.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



6.   CASH

     Cash at December 31, 2002 and 2001 included Ivanhoe Mines' share of JVCo's cash balances of approximately $3,874,000 and $7,396,000, respectively, which were not available for Ivanhoe Mines' general corporate purposes. Cash at December 31, 2002 and 2001 was also restricted to the extent of support for outstanding letters of credit discussed in Note 23(a).


7.   ACCOUNTS RECEIVABLE

                                               December 31,
                                          --------------------
                                            2002        2001
                                          -------      -------
     Trade                                $ 2,091      $   960
     Refundable taxes                         267          600
     Accrued interest                         142           --
     Other                                    925          863
                                          -------      -------
                                          $ 3,425      $ 2,423
                                          =======      =======



8.   INVENTORIES

                                               December 31,
                                          --------------------
                                            2002        2001
                                          -------      -------
     Metals
        Finished goods                    $ 9,220      $ 6,701
        Work in progress                    7,284       10,065
     Mine stores, supplies and other        6,431        5,543
                                          -------      -------
                                          $22,935      $22,309
                                          =======      =======

     During 2002 and 2001, ABM wrote down its run-of-mine work in progress iron ore inventory by $1,049,000 and $2,584,000, respectively, primarily as a result of declining grades.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


9.   INVESTMENTS

                                                            DECEMBER 31, 2002                  December 31, 2001
                                                      ------------------------------     -------------------------------
                                                                              Quoted                              Quoted
                                                       Equity     Carrying    Market      Equity      Carrying    Market
                                                      Interest     Value       Value     Interest      Value       Value
                                                      --------    --------    ------     --------     --------    ------
     Investment in company subject to
       significant influence:
       Pacific Minerals Inc. ("Pacific") (a)            38.2%      $8,270     $13,943        --%       $   --     $   --
     Portfolio investments:
       Emperor Minerals Ltd.
         (Note 23 (a))                                  13.7%       2,084       6,568      17.6%        2,084      2,665
       Olympus Pacific Minerals Inc. (b)                17.6%       2,587       2,813      11.0%        1,339      2,449

       Intec Ltd. ("Intec") (c)                         19.9%       1,384       1,384        --%            -          -

       Resource Investment Trust ("RIT") (d)             6.2%       1,212       1,212        --%            -          -

       GTL Resources Plc ("GTL") (d)                      --%          --          --       5.0%        1,400      1,978
                                                                 --------      ------                  ------     ------
                                                                  $15,537     $25,920                  $4,823     $7,092
                                                                  =======     =======                  ======     ======


     (a) This investment was acquired during 2002 for cash of $4,299,000 and 2,374,960 shares of the Company with a fair value of $4,818,000. The cost of the Company's investment in Pacific exceeded its share of the underlying book value of Pacific's net assets at September 30, 2002, the deemed date of acquisition for accounting purposes, by approximately $6,989,000. This excess is attributable to mineral properties and will be amortized, on a unit-of-production basis, against the Company's share of Pacific's post-acquisition net income or losses in accordance with the accounting policy described in Note 2
          (g). At March 14, 2003, the quoted market value of the Company's investment was $9,110,000.

     (b) In January 2002, the Company received from Olympus $1,320,000 in cash, 3,780,000 common shares of Olympus with a fair value of $1,248,000 and a credit of $1,430,000 against the Company's future obligations with respect to its interest in an exploration joint venture in Vietnam, in payment of a note receivable that had been written off in prior years. This resulted in a gain of $2,568,000 which is included in other income.

     (c) This investment was acquired during 2002 for cash of $1,989,000 and 287,678 shares of the Company with a fair value of $599,000. The equity market conditions for Intec deteriorated during the second half of 2002 with the result that the quoted market value of Ivanhoe Mines' investment in Intec decreased significantly below its carrying value. Accordingly, the Company made an impairment provision of $1,204,000 against this investment.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


9.   INVESTMENTS (CONTINUED)

     (d) This investment was acquired during 2002 through an exchange of the Company's previous investment in GTL. The equity market conditions for RIT deteriorated during the second half of 2002 with the result that the quoted market value of Ivanhoe Mines' investment in RIT decreased significantly below its carrying value. Accordingly, the Company made an impairment provision of $686,000 against this investment.


10.  MINING PROPERTY, PLANT AND EQUIPMENT

                                                            December 31,
                                     --------------------------------------------------------
                                                        2002                           2001
                                     -----------------------------------------      ---------
                                                    Accumulated
                                                   Depletion and
                                                   Depreciation,
                                                     Including        Net Book       Net Book
                                        Cost        Write-downs        Value          Value
                                     ---------     -------------     ---------      ---------
     Mining properties,
        including development
        and preproduction costs      $ 155,318       $ (46,185)      $ 109,133      $ 104,808
     Mine buildings                     20,834         (12,992)          7,842          8,094
     Plant and equipment               150,699        (101,174)         49,525         67,635
     Other                                  --              --              --            207
                                     ---------       ---------       ---------      ---------
                                     $ 326,851       $(160,351)      $ 166,500      $ 180,744
                                     =========       =========       =========      =========

     Capital projects in progress amounted to $1,490,000 at December 31, 2002 and $3,636,000 at December 31, 2001.

     In view of the operating results of the Savage River iron ore mine in Tasmania during 2001, Ivanhoe Mines reviewed the carrying values of its mining property, plant and equipment with the result that an impairment provision of $53,812,000 was made in the fourth quarter of 2001 for the estimated other than temporary decline in value. Following the restructuring discussed in Note 15 (b), Ivanhoe Mines revised its mine plan at the Savage River Project and completed an updated review of the carrying values of the Project's mining property, plant and equipment, with the result that a further impairment provision of $18,000,000 was made in the third quarter of 2002. The Company continues to review the carrying value of these assets on a regular basis for indications of further impairment. The economics of the Savage River Mine Project are particularly sensitive to changes in selling prices, operating costs and foreign currency exchange rate fluctuations. As a consequence, any adverse changes in those selling prices, operating costs and/or exchange rates would result in further impairment provisions and those provisions may be material.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


10.  MINING PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

     In 2001, management of the Company concluded that Ivanhoe Mines' iron ore mine in Norway, which was on a care-and-maintenance basis since its acquisition, was a non-core asset and that no further expenditures of a material nature would be made with respect to that project. As a consequence, Ivanhoe Mines made an impairment provision in 2001 of $5,380,000 for the estimated other than temporary decline in value. This project had a carrying value of $3,366,000 at December 31, 2001. During 2002, Ivanhoe Mines divested itself of this project, with no gain or loss.

     Ivanhoe Mines placed the Bakyrchik Mining Venture on a care and maintenance basis in prior years. During 2002, Ivanhoe Mines continued work on the process development for the primary sulphide resources at the Bakyrchik Mine Project, and work is also progressing on methods of oxidation of the concentrates. This project, which had a cost of $90,814,000 as at December 31, 2002 and 2001, is carried at a nominal value.


11.  OTHER MINERAL PROPERTY INTERESTS

                                     December 31,
                                  ------------------
                                   2002        2001
                                  ------      ------
     Mongolia (a)                 $5,882      $   --
     South Korea (b)                 866         687
                                  ------      ------
                                  $6,748      $  687
                                  ======      ======

     The foregoing table reflects the application of Ivanhoe Mines' accounting policy discussed in Note 2 (h).

(a) Mongolia - Ivanhoe Mines has a 100% interest in the Turquoise Hill (Oyu Tolgoi) copper/gold project in Mongolia. Ivanhoe Mines has also acquired interests in additional mineral exploration licenses in the same geological province as the Turquoise Hill project and elsewhere in Mongolia. Mineral exploration licenses are valid for a period of three years and, through renewals, can be extended to a maximum of seven years. These rights are maintained in good standing through the payment of an annual license fee.

(b) South Korea - Ivanhoe Mines has a 90% interest in an exploration project in the Chollanamdo Province of South Korea. Ivanhoe Mines is required to fund all of the exploration costs and land rents, both of which are reimbursable to Ivanhoe Mines from the revenues from the project. Construction of the mine and mine facilities was completed in 2002. However, commercial production is subject to the successful completion of an underground mine plan based on updated reserve estimates. Ivanhoe Mines has also acquired the mining rights to certain other mining prospects.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


11.  OTHER MINERAL PROPERTY INTERESTS (CONTINUED)

     (c) Myanmar Exploration Projects - Ivanhoe Mines has entered into agreements with the Myanmar Department of Geological Survey and Mineral Exploration ("DGSE"), whereby Ivanhoe Mines has been granted the exclusive right to undertake gold and copper prospecting and exploration activities on certain exploration blocks located in the Union of Myanmar. These agreements provide that, upon the determination of economically recoverable reserves in any of these exploration blocks, Ivanhoe Mines and the appropriate state mining entity nominated by the government of Myanmar will each hold a 65% and 35% equity interest, respectively, in any joint venture company formed to develop the project.

     (d) Vietnam - Ivanhoe Mines owns a 32.6% interest in a joint venture with Olympus and Zedex Limited to explore and develop two exploration licenses in the Phuoc Son area of Vietnam. Olympus is the operator of the joint venture. In November 2002, Ivanhoe Mines reached an agreement with Olympus and Zedex Limited to sell a 10.18% interest in the joint venture to Olympus in exchange for 8.5 million common shares of Olympus. The closing is subject to regulatory and Olympus shareholder approval. Upon completion of the transaction, Ivanhoe Mines will own a direct 22.46% participating interest in the Phuoc Son joint venture and its equity interest in Olympus will be approximately 25%.

     (e) China - Ivanhoe Mines has entered into an agreement with a Chinese government agency which contemplates the negotiation of definitive joint venture agreements whereby Ivanhoe Mines would conduct exploration activities in order to earn an 80% interest in certain properties.


12.  OTHER CAPITAL ASSETS

                                                     December 31,
                                 -------------------------------------------------
                                                 2002                       2001
                                 ------------------------------------     --------
                                             Accumulated     Net Book     Net Book
                                   Cost      Depreciation     Value        Value
                                 -------     ------------    --------     --------
     Non-producing mining
        plant and equipment      $ 3,217       $  (490)      $ 2,727      $   239
     Furniture and fixtures        1,735          (981)          754          524
                                 -------       -------       -------      -------
                                 $ 4,952       $(1,471)      $ 3,481      $   763
                                 =======       =======       =======      =======


     The non-producing mining plant and equipment are for the Mongolia and South Korea projects referred to in Notes 11 (a) and (b), respectively.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


13.  OTHER ASSETS

                                                     December 31,
                                                  ------------------
                                                   2002        2001
                                                  ------      ------
     Due from joint venture partner               $1,482      $1,420
     Provision for future waste mining costs       1,522         450
                                                  ------      ------
                                                  $3,004      $1,870
                                                  ======      ======


     The amount due from the joint venture partner is unsecured with no fixed terms of repayment and bears interest at LIBOR plus 2%. Ivanhoe Mines charged interest of $60,000 in 2002 and $78,000 in 2001, which is included in the balance receivable.


14.  LOANS PAYABLE TO RELATED PARTIES

                                                                 December 31,
                                                              ------------------
                                                               2002        2001
                                                              ------      ------
     Loans payable to the chairman of the Company or a
     company controlled by him, with interest at Bank of
     Montreal U.S. prime rate plus 2.5% to 3%                 $5,088      $4,696
                                                              ======      ======

     These loans are all unsecured, repayable in U.S. dollars and are non-recourse to the Company. These related parties have, amongst other things, postponed the repayment of their loans and accrued interest until ABM and its subsidiaries begin to generate positive cash flow, as defined in an agreement entered into on November 6, 2000 (the "Amending Agreement").

     These related parties waived the interest charges for the year ended December 31, 2002.

     It is unlikely that ABM and its subsidiaries will achieve positive cash flow (as defined in the Amending Agreement) prior to January 1, 2004. These loans, including accrued interest, are therefore classified as a non-current liability.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


15.  LONG-TERM DEBT

                                                                  December 31,
                                                            -----------------------
                                                              2002           2001
                                                            --------       --------
     JVCo:
        Share of loan payable (a)                           $ 22,500       $ 30,000

     ABM:
        Bank term loan (b)                                        --         22,292
        Deferred purchase obligation (c)                       5,130          3,933
        Equipment purchase loans (d)                           1,670          2,325
        Other loans (e)                                           --          3,420
                                                            --------       --------
                                                              29,300         61,970
     Less:  Amount included in current liabilities (a)       (23,766)       (20,133)
                                                            --------       --------
                                                            $  5,534       $ 41,837
                                                            ========       ========


     All of the long-term debt is non-recourse to the Company.

     The future principal repayments required on the debt outstanding at December 31, 2002 is as follows:

     2003                                                           $23,766
     2004                                                               404
     Deferred purchase obligation to be settled through future
        remediation work to be performed (Note 23 (e))                5,130
                                                                    -------
                                                                    $29,300
                                                                    =======


     (a) JVCo's loan of $22,500,000 at December 31, 2002 bears interest at a rate equal to LIBOR plus 2.5%, subject to certain adjustments, and is repayable in minimum semi-annual instalments of $7,500,000 (of which $3,750,000 is attributable to Ivanhoe Mines) until maturity in August 2005. JVCo will also be required to make additional principal repayments in certain circumstances based on certain financial ratios and the level of cash flow above specified levels. The credit agreement requires that JVCo maintain working capital of not less than $5,000,000. In addition, the credit agreement contains certain restrictions regarding, amongst other things, the ability of JVCo to incur additional indebtedness and the payment of cash dividends in certain circumstances. The loan facility is secured by, amongst other things, a fixed charge on the Monywa Copper Mine Project assets, an assignment of JVCo's operating and restricted cash balances, and a floating charge on all other assets of JVCo.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


15.  LONG-TERM DEBT (CONTINUED)

     (a)  (continued)

          At December 31, 2002, JVCo was not in compliance with the minimum working capital requirement in its credit agreement, and had not received a waiver from its lenders with respect to this requirement and also with respect to the non-compliance with certain other financial covenants in the credit agreement. Accordingly, as required by GAAP, the entire amount of the Company's share of JVCo's loan payable aggregating $22,500,000 at December 31, 2002 has been included in current liabilities. Management of the Company is of the opinion that the lenders will not demand repayment of the loan, notwithstanding the foregoing.

          JVCo is required to pay a non-refundable management fee of 0.75% per annum on the amounts drawn-down. This amount is included in interest on long-term debt.

          The effective interest rate on the loan facility was 5.05% at December 31, 2002 and 7.82% at December 31, 2001.

          Ivanhoe Mines' share of the interest incurred on this loan during the year ended December 31, 2002 and 2001 amounted to $1,389,000 and $4,032,000, respectively, of which $Nil and $422,000, respectively, was capitalized to mining property, plant and equipment.

     (b) ABM's bank term loan was part of a senior secured credit facility including a project financing facility, an environmental letter of credit facility and a working capital facility. This credit facility was to mature on December 31, 2004. In 2002, the Company completed debt restructuring negotiations which resulted in the Company acquiring, for cash of approximately $8,100,000, this bank term loan and an outstanding foreign currency exchange contract obligation aggregating approximately $41 million. This transaction resulted in a non-cash gain of $32,466,000 on settlement of debt.

     (c) A subsidiary of ABM has an agreement with the Tasmanian Parliament to defer the payment for the purchase of the assets of the Savage River Project. This deferred obligation, which amounted to Australian ("A") $14,342,000 at December 31, 2002 and A$13,869,000 at December 31,
          2001, is non-interest bearing, is secured in part by a bank letter of credit for A$2,800,000 and is repayable by December 24, 2014, primarily by carrying out remediation work for the purpose of rehabilitating areas disturbed by operations prior to ABM's acquisition of an interest in the site (Note 23 (e)).

          The U.S. equivalent of this obligation amounted to $8,093,000 at December 31, 2002 and $7,065,000 at December 31, 2001. For accounting purposes, this obligation has been discounted using an interest rate of 10% to its present value of $5,130,000 at December 31, 2002 and $3,933,000 at December 31, 2001.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


15.  LONG-TERM DEBT (CONTINUED)

     (d) These equipment purchase loans of A$2,958,000 at December 31, 2002 and A$4,566,000 at December 31, 2001 bear interest at rates between 5.64% and 6.60% and are repayable in monthly instalments of A$155,000, including interest, until maturity in June 2004. These loans are secured by the related equipment.

     (e) These loans, which aggregated Norwegian Kroner 30,639,000 at December 31, 2001, were extinguished during 2002 by Ivanhoe Mines on divestiture of its iron ore mine project in Norway.


16.  INCOME TAXES

     Ivanhoe Mines' provision for (recovery of) income and capital taxes consists of the following:

                                 Years ended
                                 December 31,
                              ------------------
                               2002        2001
                              ------      ------
     Future income taxes      $3,951      $  168
     Capital taxes               308         (95)
                              ------      ------
                              $4,259      $   73
                              ======      ======

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


16.  INCOME TAXES (CONTINUED)

     Future income tax assets and liabilities at December 31, 2002 and 2001 arise from the following:

                                                                    2002           2001
                                                                  --------       --------
     Future income tax assets
        Investments                                               $  3,419       $ 11,050
        Mining property, plant and equipment                            --          1,537
        Accrued loss on a foreign currency contract                     --          5,410
        Loss carry-forwards                                         43,650         31,361
        Other                                                        3,967          3,332
                                                                  --------       --------
                                                                    51,036         52,690
        Valuation allowance                                        (49,995)       (45,615)
                                                                  --------       --------
        Net future income tax assets                                 1,041          7,075
                                                                  --------       --------
     Future income tax liabilities
        Mining property, plant and equipment                        11,664         12,751
        Long-term debt                                                 978            980
                                                                  --------       --------
                                                                    12,642         13,731
                                                                  --------       --------
     Future income tax liabilities, net                           $ 11,601       $  6,656
                                                                  ========       ========
     Disclosed on the Consolidated Balance Sheets as:
        Future income tax assets (including current portion
      of $4,635,000 in 2001 arising from the current portion
        of an accrued loss on a foreign currency contract)        $  1,041       $  7,075
        Future income tax liabilities                               12,642         13,731
                                                                  --------       --------
     Future income tax liabilities, net                           $ 11,601       $  6,656
                                                                  ========       ========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


16.  INCOME TAXES (CONTINUED)

     A reconciliation of the (provision for) recovery of income and capital taxes is as follows:

                                                                Years ended December 31,
                                                                ------------------------
                                                                  2002           2001
                                                                --------       ---------
     Provision for recovery of income taxes based on
        combined Canadian federal and provincial statutory
        rates of 39.6% in 2002 and 44.6% in 2001                $ 11,974       $ 37,908
     Add (deduct)
        JVCo's relief from income taxes                              443            391
        Lower foreign tax rates                                   (5,711)       (12,169)
        Tax effect of losses not recognized                       (4,621)       (10,119)
        Change in valuation allowance for future income
          tax assets                                              (4,380)       (15,049)
        Capital taxes                                               (309)            95
        Other                                                     (1,655)        (1,130)
                                                                --------       --------
     Provision for income and capital taxes                     $ (4,259)      $    (73)
                                                                ========       ========


     At December 31, 2002, Ivanhoe Mines had deductible temporary differences aggregating approximately $13,127,000 and the following unused tax losses, for which no future income tax assets had been recognized:

                                              Local           U.S. Dollar        Expiry
                                             Currency          Equivalent         Dates
                                        -----------------      ----------     ------------
     Non-capital losses:
        Canada                          Cdn.  $    46,481        $29,572      2003 to 2009
        Australia                          A  $    96,599        $54,511               (a)
        Korea                            Krw    9,858,171          7,768      2003 to 2007
        Mongolia                         Mnt   29,255,091         26,596               (b)

     Capital losses:
        Canada                          Cdn.  $    68,515        $43,590               (c)

     (a) These losses are carried forward indefinitely, subject to continuity of ownership and business tests.

     (b) These losses are carried forward indefinitely until such time as production from a mine commences; thereafter, they can be amortized on a straight-line basis over a period of five years.

     (c) These losses are carried forward indefinitely for utilization against any future net realized capital gains.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


16.  INCOME TAXES (CONTINUED)

     Ivanhoe Mines also has deductible temporary differences and unused tax losses in certain other foreign jurisdictions that are not disclosed above, as it is currently highly unlikely that these items will be utilized.


17.  OTHER LIABILITIES

                                                                      December 31,
                                                                  ------------------
                                                                   2002        2001
                                                                  ------      ------
     Accrued loss on foreign exchange contract (Note 15 (b))      $   --      $2,582
     Royalty payable                                               1,699       1,281
     Provision for employee entitlements                           2,143       1,184
     Provision for mine reclamation obligations                    2,516       1,580
                                                                  ------      ------
                                                                  $6,358      $6,627
                                                                  ======      ======


     JVCo is required to pay a royalty to the Ministry of Mines of the Union of Myanmar on the value of Copper Cathode sold. However, during the first five years following the commencement of sales of Copper Cathode, payment of one-half of the royalty is deferred and is payable in equal instalments over the next five years. Ivanhoe Mines' share of the amount of the royalty payable due within one year is included in accounts payable and accrued liabilities.


18.  EQUITY INCENTIVE PLAN

     The Company has an Employees' and Directors' Equity Incentive Plan (the "Equity Incentive Plan"), which includes three components: (i) a Share Option Plan; (ii) a Share Bonus Plan; and (iii) a Share Purchase Plan.

     The Share Option Plan authorizes the Board of Directors of the Company to grant options, which vest over a period of years, to directors and employees of Ivanhoe Mines to acquire Common Shares of the Company at a price based on the weighted average trading price of the Common Shares for the five days preceding the date of the grant. The Share Option Plan also provides that these options may, upon approval of the Board of Directors, be converted into stock appreciation rights.

     The Share Bonus Plan permits the Board of Directors of the Company to authorize the issuance, from time to time, of Common Shares of the Company to employees of the Company and its affiliates.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


18.  EQUITY INCENTIVE PLAN (CONTINUED)

     The Share Purchase Plan entitles each eligible employee of Ivanhoe Mines to contribute a percentage of his or her annual basic salary in semi-monthly instalments. Each participant is, at the end of each calendar quarter during which he or she participates in the Share Purchase Plan, issued Common Shares of the Company equal to 1.5 times the aggregate amount contributed by the participant, based on the weighted average trading price of the Common Shares during the preceding three months.

     The Company is authorized to issue a maximum of 20,000,000 Common Shares pursuant to the Equity Incentive Plan. At December 31, 2002, an aggregate of 4,547,384 Common Shares are available for future grants of awards under the plan.

     A summary of share option activity and information concerning outstanding and exercisable options at December 31, 2002 is as follows:

                                                Options Outstanding
                                           -----------------------------
                                             Options          Number of        Weighted
                                            Available          Common           Average
                                            for Grant          Shares        Exercise Price
                                           -----------       -----------     --------------
                                                                             (Expressed in
                                                                            Canadian dollars)
     Balances, December 31, 2000             8,078,039         6,199,077          $1.76
        Options granted                     (8,747,167)        8,747,167           1.31
        Options exercised                           --          (371,500)          1.13
        Options cancelled                      980,500          (980,500)          4.02
        Shares issued under share
          purchase plan                        (85,792)               --             --
        Shares issued under share
          bonus plan                            (6,250)               --             --
                                           -----------       -----------          -----
     Balances, December 31, 2001               219,330        13,594,244           1.40

        Increase in amount authorized        5,000,000                --             --
        Options granted                     (2,234,500)        2,234,500           3.23
        Options exercised                           --        (1,906,775)          1.32
        Options cancelled                    1,612,875        (1,612,875)          2.26
        Shares issued under share
          purchase plan                        (50,321)               --             --
                                           -----------       -----------          -----
     Balances, December 31, 2002             4,547,384        12,309,094          $1.64
                                           ===========       ===========          =====

     At December 31, 2002, the U.S. dollar equivalent of the weighted average exercise price was $1.04.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


18.  EQUITY INCENTIVE PLAN (CONTINUED)

     The following table summarizes information concerning outstanding and exercisable options at December 31, 2002:

                        Options Outstanding                                     Options Exercisable
      --------------------------------------------------------           ----------------------------------
                               Weighted
                               Average                Weighted                                  Weighted
                              Remaining                Average                                  Average
         Number              Contractual           Exercise Price           Number           Exercise Price
      Outstanding          Life (in years)            Per Share          Exercisable           Per Share
      -----------          ---------------         --------------        -----------         --------------
                                                   (Expressed in                              (Expressed in
                                                     Canadian                                    Canadian
                                                     dollars)                                    dollars)
        163,200                   0.85                $  0.95               163,200              $  0.95
        118,333                   2.94                   1.08               102,333                 1.08
      7,807,561                   3.12                   1.20             4,294,159                 1.20
      1,000,000                   3.73                   1.60               550,000                 1.60
         70,000                   3.25                   1.61                38,500                 1.61
        315,000                   3.12                   1.70               292,500                 1.70
        400,000                   3.07                   1.85                    --                 1.85
        155,000                   3.30                   2.12               155,000                 2.12
        190,000                   3.89                   2.31               104,500                 2.31
        200,000                   3.86                   2.50               110,000                 2.50
        120,000                   4.30                   3.00                39,600                 3.00
        100,000                   4.10                   3.05                30,000                 3.05
      1,434,500                   3.54                   3.25               346,900                 3.25
        200,000                   4.41                   3.50                60,000                 3.50
         35,500                   4.77                   6.74                35,500                 6.74
     ----------                   ----                -------             ---------              -------
     12,309,094                   4.16                $  1.64             6,322,192              $  1.50
     ==========                   ====                =======             =========              =======

     The weighted average grant-date fair value of stock options granted during 2002 was Cdn$1.93. The fair values of these options were determined using a Black-Scholes option pricing model, recognizing forfeitures as they occur, using the following weighted average assumptions:

          Risk-free interest rate     4.76%
          Expected life               5.0 years
          Expected volatility         71.25%
          Expected dividends          $Nil

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


19.  WRITE-DOWN OF CARRYING VALUES OF OTHER ASSETS

                                            Years ended December 31,
                                            ------------------------
                                                2002         2001
                                              -------      -------
     Investments (Note 9):
        Intec                                 $ 1,204      $    --
        RIT                                       686           --
     Savage River Mine Project (Note 10)       18,000       53,812
     Norway Mine Project (Note 10)                 --        5,380
                                              -------      -------
                                              $19,890      $59,192
                                              =======      =======

20.  OTHER RELATED PARTY TRANSACTIONS

     (a) Ivanhoe Mines incurred the following expenses with a company subject to significant influence, and with companies related by way of directors or shareholders in common:

                                               Years ended December 31,
                                               ------------------------
                                                   2002        2001
                                                  ------      ------
          Consulting                              $   75      $   39
          Exploration                                261          --
          Interest (Note 14)                          --       3,643
          Management fees                            294         705
          Office and administrative                1,234         641
          Salaries and benefits                    1,095         831
          Travel (including aircraft rental)       2,184         837
                                                  ------      ------
                                                  $5,143      $6,696
                                                  ======      ======



     (b) Accounts receivable and accounts payable at December 31, 2002 included $107,000 and $2,003,000, respectively, (December 31, 2001 - $206,000 and $916,000, respectively) which were due from/to directors of the Company or its subsidiaries, a company under common control or companies related by way of directors in common.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


21.  CASH FLOW INFORMATION

     (a)  Net change in non-cash operating working capital items

                                                           Years ended December 31,
                                                           ------------------------
                                                             2002           2001
                                                           --------       --------
          (Increase) decrease in:
             Accounts receivable                           $ (1,002)      $  3,098
             Inventories                                     (1,456)        (7,405)
             Prepaid expenses                                  (638)          (342)
          Increase (decrease) in:
             Accounts payable and accrued liabilities         9,767         (7,837)
                                                           --------       --------
                                                           $  6,671       $(12,486)
                                                           ========       ========


     (b)  Supplementary information regarding other non-cash transactions

                                                              Years ended December 31,
                                                              ------------------------
                                                                2002           2001
                                                              --------       --------
          INVESTING ACTIVITIES:
             Purchase of investments                          $ (7,315)      $     --
             Sale of investment                                  1,898             --
             Acquisition of mineral property interest           (4,000)            --
             Expenditures on mining property, plant
               and equipment                                     3,466         (2,704)

          FINANCING ACTIVITIES:
             Amount payable on acquisition of
               mineral property interest                         4,000             --
             Proceeds from long-term debt                           --          2,704
             Conversion of long-term debt                           --        (20,535)
             Divesture of long-term debt                        (3,466)            --
             Issue of share capital                              6,304         29,213
             (Transfers from) additional paid-in capital          (189)        (8,678)
             (Transfers from) contributed surplus                 (698)            --

     (c)  Other supplementary information

                                          Years ended
                                          December 31,
                                      ------------------
                                       2002        2001
                                      ------      ------
          Interest received           $  959      $1,840
                                      ======      ======
          Interest paid               $3,475      $4,127
                                      ======      ======

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


22.  SEGMENT DISCLOSURES

     Ivanhoe Mines has three operating segments, its copper division, its iron ore division and its exploration division. Capital assets consist of mining property, plant and equipment, other mineral property interests and other capital assets.

                                                       Operating Segments
                                           ------------------------------------------
                                             Copper         Iron Ore      Exploration
     Year ended December 31, 2002           Division        Division       Division        Corporate      Consolidated
     ----------------------------          ---------       ---------      -----------      ---------      ------------
     Revenue                               $  20,227       $  66,894       $      --       $      --       $  87,121
     Cost of operations                      (10,795)        (53,329)             --              --         (64,124)
     Depreciation and depletion               (4,607)         (6,933)             --              --         (11,540)
                                           ---------       ---------       ---------       ---------       ---------
     Operating profit                          4,825           6,632              --              --          11,457
     Other expenses
       General and administrative               (493)           (144)             --         (11,789)        (12,426)
       Interest on long-term debt             (1,614)         (2,253)             --              --          (3,867)
       Exploration                                --              --         (33,934)             --         (33,934)
       Depreciation                               --              --            (789)            (50)           (839)
       Write-down of inventories                  --          (1,049)             --              --          (1,049)
                                           ---------       ---------       ---------       ---------       ---------
     Income (loss) before the
       following                               2,718           3,186         (34,723)        (11,839)        (40,658)
     Other income (expenses)
       Interest income                            80             147              26             848           1,101
       Foreign exchange gains
          (losses)                               (33)          1,922              80             239           2,208
       Mining property
         shut-down costs                          --              --              --          (2,995)         (2,995)
       Share of loss of significantly
         influenced investee                      --              --              --            (847)           (847)
       Gain on settlement of debt                 --          32,466              --              --          32,466
       Write-down of carrying
         values of other assets                   --         (18,000)             --          (1,890)        (19,890)
       Other                                      21            (513)             60           3,073           2,641
                                           ---------       ---------       ---------       ---------       ---------
     Income (loss) before income
       and capital taxes                       2,786          19,208         (34,557)        (13,411)        (25,974)
     Income and capital taxes                    171          (3,483)         (1,199)            252          (4,259)
                                           ---------       ---------       ---------       ---------       ---------
     Net income (loss)                     $   2,957       $  15,725       $ (35,756)      $ (13,159)      $ (30,233)
                                           =========       =========       =========       =========       =========
     Expenditures on capital assets
       Pre-stripping costs                 $      --       $  12,120       $      --       $      --       $  12,120
       Other                                   3,393           3,120           4,655              52          11,220
                                           ---------       ---------       ---------       ---------       ---------
                                           $   3,393       $  15,240       $   4,655       $      52       $  23,340
                                           =========       =========       =========       =========       =========
     Total assets                          $ 145,521       $  56,842       $  12,564       $  56,627       $ 271,554
                                           =========       =========       =========       =========       =========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


22.  SEGMENT DISCLOSURES (CONTINUED)

                                                   Operating Segments
                                         ------------------------------------------
                                          Copper         Iron Ore       Exploration
     Year ended December 31, 2001        Division        Division        Division        Corporate      Consolidated
                                         ---------       ---------      -----------      ---------      ------------
     Revenue                             $  19,556       $  55,778       $      --       $      --       $  75,334
     Cost of operations                     (9,246)        (43,590)             --              --         (52,836)
     Depreciation and depletion             (4,021)         (8,524)             --              --         (12,545)
                                         ---------       ---------       ---------       ---------       ---------
     Operating profit                        6,289           3,664              --              --           9,953
     Other expenses
       General and administrative             (385)            (79)             --          (5,699)         (6,163)
       Interest on long-term debt           (3,779)         (4,843)             --          (1,307)         (9,929)
       Exploration                              --              --          (7,192)             --          (7,192)
       Depreciation                             --              --            (131)            (14)           (145)
       Write-down of inventories                --          (2,584)             --              --          (2,584)
                                         ---------       ---------       ---------       ---------       ---------
     Income (loss) before the
       following                             2,125          (3,842)         (7,323)         (7,020)        (16,060)
     Other income (expenses)
       Interest income                         368             110               4             738           1,220
       Foreign exchange gains
         (losses)                               --          (7,873)            (52)            256          (7,669)
       Mining property
         shut-down costs                        --              --              --          (3,744)         (3,744)
       Write-down of carrying
         values of other assets                 --         (53,812)             --          (5,380)        (59,192)
       Other                                    --             312              (3)            211             520
                                         ---------       ---------       ---------       ---------       ---------
     Income (loss) before income
       and capital taxes                     2,493         (65,105)         (7,374)        (14,939)        (84,925)
     Income and capital taxes                   20          (1,130)          1,096             (59)            (73)
                                         ---------       ---------       ---------       ---------       ---------
     Net income (loss)                   $   2,513       $ (66,235)      $  (6,278)      $ (14,998)      $ (84,998)
                                         =========       =========       =========       =========       =========
     Expenditures on capital assets
        Pre-stripping costs              $      --       $   2,264       $      --       $      --       $   2,264
         Other
                                             2,288           6,730              --             474           9,492
                                         ---------       ---------       ---------       ---------       ---------
                                         $   2,288       $   8,994       $      --       $     474       $  11,756
                                         ---------       ---------       ---------       ---------       ---------
     Total assets                        $ 147,476       $  68,641       $   4,025       $  27,690       $ 247,832
                                         =========       =========       =========       =========       =========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


22.  SEGMENT DISCLOSURES (CONTINUED)

                                                      December 31,
                                                 ----------------------
                                                   2002           2001
                                                 --------      --------
     Capital assets at the end of the year:
        Australia                                $ 35,602      $ 45,295
        Mongolia                                    7,782           256
        Myanmar                                   131,067       132,125
        Norway                                         --         3,420
        South Korea                                 2,122           951
        Other                                         156           147
                                                 --------      --------
                                                 $176,729      $182,194
                                                 ========      ========


     The capital assets in Australia include unamortized pre-stripping costs of $18,146,000 at December 31, 2002 and $11,095,000 at December 31, 2001.


23.  COMMITMENTS

     (a) Ivanhoe Mines has commitments in the ordinary course of business to expend funds towards retaining its interests in mineral properties (Note 11). In that regard, Ivanhoe Mines has lodged letters of credit aggregating $6,000,000 at December 31, 2002 and $2,000,000 at December 31, 2001 in support of certain of these commitments.

     (b) JVCo has entered into an agreement for the sale of a guaranteed quantity of Grade A Product (as defined in the agreement) from the Monywa Copper Mine Project to a company (the "Major Customer") affiliated with one of the lenders of the project financing. This agreement terminates no later than December 31, 2005, but may terminate earlier if certain events occur.

          During the years ended December 31, 2002 and 2001, substantially all of the Copper Division sales were made to the Major Customer.

     (c) ABM has entered into contracts with two of its major customers for the sale of a guaranteed quantity of iron ore. The sales price of iron ore specified in these agreements is renegotiated annually.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


23.  COMMITMENTS (CONTINUED)

     (d) Ivanhoe Mines has, in the normal course of its business, entered into various long-term contracts which include commitments for future operating payments under contracts for power, port operations, equipment rentals and other arrangements as follows:

          2003                                 $ 15,090
          2004                                   14,341
          2005                                    8,733
          2006                                    6,506
          2007                                    4,695
          Thereafter                                 --
                                               --------
                                               $ 49,365
                                               ========


          Approximately 90% of these commitments relate to natural gas, power and a mining contract.

     (e) ABM is committed, pursuant to the deferred purchase obligation (Note 15 (c)), to co-manage with the Tasmanian Government the remediation of environmental exposures created by prior operations on the Savage River site. The cost of the remediation work will be offset against the face value of the deferred purchase obligation over its remaining 12 year term, with the balance to be paid in cash. The remediation work may be carried out by ABM in conjunction with normal mining operations. At December 31, 2002, the estimated cost of this remediation work in excess of the deferred purchase obligation was $3,860,000, of which $1,511,000 had been accrued.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


24.  DISCLOSURES REGARDING FINANCIAL INSTRUMENTS

     (a) The estimated fair value of Ivanhoe Mines' financial instruments was as follows:

                                                     December 31,
                                     ----------------------------------------------
                                             2002                     2001
                                     -------------------      ---------------------
                                     Carrying      Fair       Carrying       Fair
                                      Amount       Value        Amount       Value
                                     --------      -----      --------      -------
          Cash                       $46,912      $46,912      $25,805      $25,805
          Accounts receivable          3,425        3,425        2,423        2,423
          Investments                 15,537       25,920        4,823        7,092
          Due from joint
            venture partner            1,482        1,482        1,420        1,420
          Accounts payable and
            accrued liabilities       29,174       29,174       15,187       15,187
          Loans payable to
            related parties            5,088        5,088        4,696        4,696
          Accrued loss on
            foreign exchange
            contract
              Current                     --           --       15,450       15,450
              Long-term                   --           --        2,582        2,582
          Long-term debt              29,300       29,300       61,970       61,970
          Royalty payable              1,699           --        1,281           --

          The fair value of Ivanhoe Mines' investments and the accrued loss on a foreign exchange contract were determined by reference to published market quotations or by use of a discounted present value calculation, all of which may not be reflective of future values.

          Ivanhoe Mines' loan due from joint venture partner, loan payable to related party and long-term debt bear effective interest rates principally at current market rates and accordingly, their fair value approximates their carrying value.

          The fair value of the royalty payable is not readily determinable.

          The fair value of Ivanhoe Mines' remaining financial instruments was estimated to approximate their carrying value due primarily to the immediate or short-term maturity of these financial instruments.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


24.  DISCLOSURES REGARDING FINANCIAL INSTRUMENTS (CONTINUED)

     (b) Ivanhoe Mines is exposed to credit risk with respect to its accounts receivable. The significant concentrations of credit risk are situated in Myanmar and Australia. JVCo does not mitigate this risk in light of the credit worthiness of its major customer. ABM mitigates this risk by obtaining letters of credit in advance of the shipment of iron ore. Historically, Ivanhoe Mines has not experienced any significant credit losses, other than a provision for losses made in 1998, and this is not expected to change.

     (c) The credit agreement discussed in Note 15 (a) provides that JVCo shall, at the request of the lenders, from time to time maintain one or more swaps, caps, collars or similar hedge products commonly used to hedge against interest rate fluctuations, to protect itself against the LIBOR interest rate rising more than 2% per annum above that in effect on January 13, 1998 and as to a notional principal amount equal to 75% of the principal amount outstanding from time to time. JVCo will, however, be subject to interest rate cash flow risk on the remaining unhedged amount.

          Ivanhoe Mines is also subject to interest rate cash flow risk on its loans payable to related parties and its other long-term debt since a significant portion of these liabilities bear interest at floating rates.

     (d) Ivanhoe Mines is subject to market risk arising from revenues from the sale of metals, which are subject to price fluctuations beyond its control. Management of Ivanhoe Mines attempts to reduce its exposure to this market risk through the use of sale contracts designed to fix the sales prices of metals on a monthly or annual basis.

     (e) Ivanhoe Mines earns its revenues in U.S. dollars, but incurs certain of its expenses in currencies other than the U.S. dollar. As such, Ivanhoe Mines is subject to foreign exchange risk as a result of fluctuations in exchange rates.


25.  SUBSEQUENT EVENTS

     (a) In January 2003, the Company sold its entire investment in Emperor (Note 9) for A$0.75 per share, generating proceeds of $6,709,000 (A$11,542,000). This transaction resulted in a pre-tax gain of $4,625,000.

     (b) In January 2003, the Company completed a financing that consisted of 20 million Special Warrants at a price of $1.92 (C$3.00) each. Each Special Warrant entitled the holder to acquire one common share of the Company, at no additional cost. The Special Warrants were issued between December 13, 2002 and January 21, 2003. At December 31, 2002, 14,500,000 Special Warrants had been issued for proceeds of $26,516,000, net of issue costs of $1,441,000. Subsequent to the year end, the balance of 5,500,000 Special Warrants were issued for gross and net proceeds of $10,679,000. The Special Warrants were converted into common shares of the Company in February 2003.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     As indicated in Note 2, these consolidated financial statements have been prepared in accordance with Canadian GAAP, which, in the case of the Company, conforms in all material respects with US GAAP, except as set forth below.

     CONSOLIDATED STATEMENTS OF OPERATIONS (a)
     (in thousands, except per share amounts)

                                                                          Years ended December 31,
                                                                         -------------------------
                                                                            2002           2001
                                                                         ---------       ---------
     Net loss in accordance with Canadian GAAP                           $ (30,233)      $ (84,998)
        Amortization of deferred stock compensation (b)                       (251)           (251)
        Adjustment to write-down of Savage River Project (c)                 9,693         (39,661)
        Amortization of other mineral property interests (d)                (2,941)             --
                                                                         ---------       ---------
     Net loss in accordance with US GAAP                                 $ (23,732)      $(124,910)
                                                                         =========       =========

     Weighted-average number of shares outstanding under
        US GAAP (in thousands)                                             194,551         128,866
                                                                         =========       =========

     Basic and diluted loss per share in accordance
        with US GAAP                                                     $   (0.12)      $   (0.97)
                                                                         =========       =========

     Net loss under US GAAP                                              $ (23,732)      $(124,910)
     Unrealized gain (loss) on investments, net of income taxes (e)          1,668          (2,293)
                                                                         ---------       ---------
     Comprehensive loss under US GAAP (f)                                $ (22,064)      $(127,203)
                                                                         =========       =========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     CONSOLIDATED BALANCE SHEETS

                                                                                 December 31,
                                                                          -------------------------
                                                                             2002            2001
                                                                          ---------       ---------
     Total assets in accordance with Canadian GAAP                         $271,554        $247,832
        Reduction in fair value of the Savage River Project assets
          acquired (b)                                                       (5,634)         (5,634)
        Adjustment to write-down of the Savage River Project (c)            (29,968)        (39,661)
        Amortization of other mineral property interests (d)                 (2,941)             --
        Adjustment to carrying value of investments (e)                       4,710           2,269
                                                                           --------        --------
     Total assets in accordance with US GAAP                               $237,721        $204,806
                                                                           ========        ========

     Total liabilities in accordance with Canadian GAAP                    $ 82,562        $117,661
        Income tax effect of US GAAP adjustments for investments (e)            773              --
                                                                           --------        --------
     Total liabilities in accordance with US GAAP                          $ 83,335        $117,661
                                                                           ========        ========

     Total shareholders' equity in accordance with Canadian GAAP           $188,992        $130,171
        Reduction in fair value of shares issued to acquire ABM (b)          (4,930)         (4,930)
        Deferred stock compensation arising on acquisition of
           ABM (b)                                                             (202)           (453)
        (Increase) decrease in the deficit for:
           Amortization of deferred stock compensation (b)                     (502)           (251)
           Adjustment to write-down of the Savage  River Project (c)        (29,968)        (39,661)
           Amortization of other mineral property interests (d)              (2,941)             --
        Other comprehensive income (f)                                        3,937           2,269
                                                                           --------        --------
     Total shareholders' equity in accordance with US GAAP                 $154,386        $ 87,145
                                                                           ========        ========


     Under US GAAP, the components of shareholders' equity would be as follows:

                                         As at December 31,
                                      -------------------------
                                         2002            2001
                                      ---------       ---------
     Share capital                    $ 517,269       $ 455,459
     Special warrants                    26,516              --
     Additional paid-in capital           7,363           1,697
     Deferred stock compensation         (2,537)           (453)
     Other comprehensive income           3,937           2,269
     Deficit                           (398,162)       (371,827)
                                      ---------       ---------
                                      $ 154,386       $  87,145
                                      =========       =========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Years ended December 31,
                                                                      ------------------------
                                                                        2002           2001
                                                                      --------       --------
     Net cash used in operating activities in accordance with
        Canadian GAAP                                                 $(24,641)      $(13,245)
        Adjustments to net loss involving use of cash:
           Write off expenditures on other mineral interests (d)        (1,142)            --
                                                                      --------       --------
     Net cash used in operating activities in accordance with
        US GAAP                                                        (25,783)       (13,245)
                                                                      --------       --------
     Net cash used in investing activities in accordance with
        Canadian GAAP                                                  (29,680)       (11,343)
        Reclassification of expenditures on mineral property
            interests (d)                                                1,142             --
        Cash restricted for future commitments (g)                      (4,617)         2,289
                                                                      --------       --------
     Net cash used in investing activities in accordance with
        US GAAP                                                        (33,155)        (9,054)
                                                                      --------       --------
     Net cash flows from financing activities in accordance with
        Canadian and US GAAP                                            75,428         10,020
                                                                      --------       --------
     Net increase (decrease) in cash and cash equivalents in
        accordance with US GAAP                                         16,490        (12,279)
     Cash, beginning of year in accordance with US GAAP                 18,955         31,234
                                                                      --------       --------
     Cash, end of year in accordance US GAAP                          $ 35,445       $ 18,955
                                                                      ========       ========

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (a)  Statements of operations

          Under US GAAP, the operating profit would include the write-down of inventories and the loss before other income (expenses) would include mining property shut-down costs and the write-down of carrying values of other assets.

     (b)  Acquisition of ABM

          Under Canadian GAAP, the fair value of the shares issued in 2000 to effect the acquisition of ABM were measured at the transaction date whereas, under US GAAP, the shares issued would be measured at the date the acquisition is announced and the terms agreed to. This difference would have resulted in the cost of the acquisition under US GAAP being $4,930,000 lower than under Canadian GAAP.

          Under Canadian GAAP, the Company included in the cost of the acquisition of ABM $1,750,000 for the fair value of stock options granted by the Company in 2000 as consideration for the acquisition of all of the outstanding stock options of ABM. Under US GAAP, the intrinsic value of the unvested options granted by the Company would be allocated to deferred stock compensation included in shareholders' equity. This difference would have resulted in the cost of the acquisition under US GAAP being $704,000 lower than under Canadian GAAP. Under US GAAP, the deferred stock compensation would be recognized as a compensation cost over the remaining future vesting period of the options.

     (c)  Impairment of long-lived assets

          Under Canadian GAAP, impairment charges on long-lived assets are recorded as the excess of the carrying amount over the recoverable amount, which is determined based on the undiscounted estimated future net cash flows, whereas under US GAAP impairment charges are recorded based on the discounted estimated future net cash flows.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (c)  Impairment of long-lived assets (continued)

          Under US GAAP, the Savage River Project would be fully written off as at December 31, 2001. In 2002, additional amounts capitalized under Canadian GAAP would also be written off under US GAAP and the related depreciation and depletion would be reversed. The differences between Canadian and US GAAP are as follows:

                                                                 2002           2001
                                                               --------       --------
          Increase in the impairment charge                    $     --       $(39,661)
          Impairment of amounts capitalized in 2002 under
             Canadian GAAP                                      (15,240)            --
          Reversal of impairment charge recorded
             under Canadian GAAP                                 18,000             --
          Reversal of depreciation and depletion recorded
             in 2002 under Canadian GAAP                          6,933             --
                                                               --------       --------
                                                               $  9,693       $(39,661)
                                                               ========       ========


     (d)  Other mineral property interests

          Under Canadian GAAP, the costs of acquisition of mineral property interests are capitalized. Under US GAAP, where the interests are without, at the date of acquisition, economically recoverable reserves, these costs are generally considered to be exploration costs which are expensed as incurred. Under Canadian GAAP, the cost of acquisition of the Company's mineral exploration licenses in Mongolia are capitalized as other mineral property interests. Under US GAAP, these costs would be classified as intangible assets and, since the property is without proven and probable reserves, amortized over the term of the licenses. As a result, for US GAAP purposes, the Company has provided $2,941,000 in amortization of other mineral property interests for the year ended December 31, 2002. For purposes of the Consolidated Statements of Cash Flows, these costs are classified as cash used in investing activities under Canadian GAAP and cash used in operating activities under US GAAP.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (e)  Investments

          Portfolio of investments are carried at their original cost less provisions for impairment under Canadian GAAP. Under US GAAP, these investments would be classified as available-for-sale securities, which are carried at market value. The resulting unrealized gains or losses would be included in the determination of comprehensive income, net of income taxes.

     (f)  Other comprehensive income

          US GAAP requires that a statement of comprehensive income be displayed with the same prominence as other financial statements and that the aggregate amount of comprehensive income excluding the deficit be disclosed separately in shareholders' equity. Comprehensive income, which incorporates the net loss, includes all changes in shareholders' equity during a period except those resulting from investments by and distributions to owners. There is currently no requirement to disclose comprehensive income under Canadian GAAP.

     (g)  Restricted cash

          Under US GAAP, restricted cash is not included in the definition of cash. This difference would have resulted in cash as presented under US GAAP being $11,467,000 and $6,850,000 lower than under Canadian GAAP as at December 31, 2002 and 2001, respectively.

     (h)  Income taxes

          Under Canadian GAAP, future income taxes are calculated based on enacted or substantially enacted tax rates applicable to future years. Under US GAAP, only enacted rates are used in the calculation of future income taxes. This difference in GAAP did not have any effect on the financial position or results of operations of the Company for the years ended December 31, 2002 and 2001.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (i)  Stock-based compensation

          During 2002, the Company adopted the fair-value based method of accounting under Canadian GAAP for stock-based compensation, as described in Notes 2(l) and 3(a), with retroactive application without restatement of prior years' income statements. This approach, the "modified prospective method", is permissible under Statement of Financial Accounting Standard ("SFAS") No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, issued by the United States Financial Accounting Standards Board ("FASB"), which provides alternative methods of transition for entities that voluntarily change to the fair value based method of accounting and amends the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

          Under Canadian GAAP, the measurement of the recorded stock-based compensation, as well as the assumptions and methodology, are consistent with those prescribed by SFAS No. 123.

     (j)  Joint venture

          Under Canadian GAAP, the Company has accounted for its joint venture interest in JVCo (Note 5) on a proportionate consolidation basis. Under US GAAP, interests in joint ventures are accounted for using the equity method. However, in accordance with practices prescribed by the United States Securities and Exchange Commission ("SEC") for foreign filing companies, if JVCo meets certain conditions, the Company is exempt from applying the equity method to its investment therein. JVCo satisfies the SEC conditions and, accordingly, there is no adjustment required for US GAAP purposes.

     (k)  Inventories

          Under US GAAP, the cost of metals currently contained on leach pads would be reported as a separate balance sheet item, rather than included in work in progress metals inventories. Broken ore on the leach pads as at December 31, 2002 and 2001 amounted to $6,424,000 and $5,317,000, respectively. There is no such disclosure requirement under Canadian GAAP.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (l)  Commodity and foreign exchange contracts

          As stated in Note 2 (m), from time to time the Company uses forward sales and options contracts to hedge its metals inventories and future production, recognizing the gains or losses at the settlement date of the transaction. Under US GAAP, unless the Company has formal documentation designating the derivative instruments as a hedge of a specific transaction, any unrealized gain or loss on such transactions at the balance sheet date should be recognized in operations. This GAAP difference did not have any effect on the financial position or results of operations of the Company for the years ended December 31, 2002, 2001 and 2000.

     (m)  Recently released accounting standards

          In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"), which addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of long-lived assets, except for certain obligations of leases. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded an entity capitalizes the cost by increasing the carrying amount of the related long-lived assets. Over time the liability is accreted to its present value each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The Company is currently evaluating the effects of SFAS 143 on its results of operations and financial position.

          In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-lived Assets. SFAS 144 replaced SFAS 121, Accounting for the Impairment of long-lived Assets and for Long-lived Assets to be Disposed of. The FASB issued SFAS 144 to establish a single accounting model, based on the framework established in SFAS 121, as SFAS 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under Accounting Principles Board Opinion No. 30, Reporting The Results of Operations - Reporting The Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 also resolved significant implementation issues related to SFAS 121. The Company early adopted SFAS 144 as of December 31, 2001.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(STATED IN U.S. DOLLARS; TABULAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


26. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

     (m)  Recently released accounting standards (continued)

          In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal of Activities. SFAS No. 146 requires that the liability for a cost associated with an exit or disposal activity is recognized at its fair value when the liability is incurred. Under previous guidance, a liability for certain exit costs was recognized at the date that management committed to an exit plan, which was generally before the actual liability had been incurred. SFAS No. 146 is effective only for exit or disposal activities initiated after December 31, 2002.

          In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, ("FIN 45"). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 will be effective for any guarantees that are issued or modified after December 31, 2002. The Company is currently evaluating the effects of FIN 45; however, it expects that the adoption of FIN 45 will not have a material effect on its results of operations or financial position.

          In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all variable interest entities created after January 31, 2003 and for the first annual reporting period ending after June 15, 2003 for variable interests entities created before February 1, 2003. It is expected that the adoption of FIN 46 will not have a material effect on the Company's financial position or results of operations.